EXHIBIT 99.1

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Commentary for the Week Ended November 21, 2008

GRANT PARK WEEKLY PERFORMANCE STATISTICS*
11/21/2008

	Weekly ROR	MTD ROR	YTD ROR
Class A Units	1.55%	3.14%	19.07%
Class B Units	1.53%	3.09%	18.16%

S&P 500 Total Return Index**	-8.33%	-17.19%	-44.39%
Lehman Long Government Index**	5.88%	9.28%	9.72%
* Subject to independent verification
** Index is unmanaged and is not available for direct investment.  Please see Indices Overview (below) for more information.  Weekly RORs are calculated using data acquired through Bloomberg.

Performance Analysis***

*** The charts above are compiled using unaudited ROR estimates.  Data is subject to independent verification

Sector Commentary
Fixed Income
•	Grant Park’s positions in the fixed income markets are predominantly long.
o
A sector-wide rally in the fixed income markets was the main driver behind Grant Park’s positive performance this past week.  Investors continued to avoid riskier investments for U.S. Treasury products, driving prices up.  Long positions in U.S. 5- and 10-year Treasury notes were the largest contributors to performance.

o	Long fixed income positions in Europe also added to gains. Big declines in the equity markets and fear of prolonged economic slowdown caused a surge in demand for safer fixed income products.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

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Equity Indices
•	Grant Park’s positions in the equity indices markets are predominantly short.
o
A selloff in the equity markets this week resulted in profits for Grant Park’s short positions.  Uncertainty about the U.S. auto industry last week caused a sharp decline in the equity markets.  News of the possible failure of financial giant Citibank furthered the slide in share prices.

o
Japan’s Nikkei 225 index fell in excess of -6.5% last week after many of the nation’s leading firms reported poor third quarter earnings.  Analysts close to the markets attribute the declines in Japanese stock prices to the recent firming of the global credit markets and poor export figures.

o
Despite finishing the week profitable in the sector, Grant Park endured minor setbacks on a long position in the MSCI Taiwan Index.  Although the Taiwan government announced a new package intended to stimulate the economy, the MSCI Taiwan finished the week at five-year lows.

Metals
•	Grant Park’s positions in the base and precious metals markets are predominantly short.
o
Rallies in the gold market weighed on performance this past week.  Technical buying drove up gold prices to a 30-day high of $791.80 per troy ounce.  Despite a rising U.S. dollar, prices moved against short positions, as risk-averse speculators entered gold markets to escape the turbulent equity markets.

o
Declines in the London Metals Exchange tin and lead markets moved against long positions, which further added to setbacks.  Views that a protracted global recession would further hinder demand for raw materials put pressure on the base metals markets driving prices lower throughout the week.

**Indices Overview
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Lehman Brothers U.S. Long Government Index – A benchmark comprised of the Lehman Brothers U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Lehman U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.